EXHIBIT 99.1

Greatbatch, Inc. Provides Preliminary 2014 Results and 2015 Guidance

FRISCO, Texas, Jan. 15, 2015 (GLOBE NEWSWIRE) -- Greatbatch, Inc. (NYSE:GB), today provided preliminary 2014 adjusted diluted earnings per share of approximately $2.38 and guidance for 2015. Greatbatch President and Chief Executive Officer, Thomas J. Hook, will provide further details and discuss the company's strategy for long-term growth and profitability during his presentation at the 33nd Annual J.P. Morgan Healthcare Conference in San Francisco on January 15, 2015.

Mr. Hook's presentation can be found on the company's website www.greatbatch.com.

Key highlights of the presentation include the following:

2015 Financial Guidance
Revenue	4% to 6% growth(2)
Adjusted Operating Income as a % of Sales(1)	30 – 50 bps improvement to 13.7% – 14.0%
Adjusted Effective Tax Rate(1)	27.5%
Adjusted Diluted EPS(1)	~2X the revenue growth

(1) Adjusted operating income for 2015 is expected to consist of GAAP operating income excluding items such as acquisition, consolidation, integration, and asset disposition/write-down charges totaling approximately $22 million. The after tax impact of these items is estimated to be $14 million or approximately $0.54 per diluted share. Adjusted amounts also include the benefit of the Federal R&D tax credit of approximately $0.06 per diluted share which has not yet been enacted for 2015.

(2) 2014 revenue estimate of approximately $688 million and adjusted diluted earnings per share estimate of approximately $2.38.

The company expects 2015to be a transformative year because of several long-term strategic initiatives that will begin to materialize. In 2015, Greatbatch expects:

  FDA approval of Algovita, its Spinal Cord Stimulation (SCS) system for chronic intractable pain of the trunk and/or limbs, is progressing and is expected in the first half. The commercialization of Algovita has been excluded from our guidance as the Company continues to evaluate commercialization options.

  Further position itself as a leading developer and manufacturer in the Neuromodulation market through the customer relationships and engineering services of CCC Medical Devices and the Company's medical device manufacturing facility in Plymouth, MN.

  Continuing its margin expansion as a result of a culture of continuous improvement and investments in capabilities, capacity and technologies which will position the business for further upside in 2016.

  A robust and strategically targeted pipeline of potential acquisitions that focus on enhancing its competitive position in the company's core markets.

About Greatbatch, Inc.

Greatbatch, Inc. (NYSE:GB) provides top-quality technologies to industries that depend on reliable, long-lasting performance through its brands Greatbatch Medical, Electrochem and QiG Group. The company develops and manufactures critical medical device technologies for the Cardiac, Neuromodulation, Vascular and Orthopaedic markets; and batteries for high-end niche applications in the portable medical, energy, military, and environmental markets. Additional information is available at www.greatbatch.com.

Forward-Looking Statements

Some of the statements in this press release, including the information provided under the caption "Financial Guidance," are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended, and involve a number of risks and uncertainties. These statements can be identified by terminology such as "may," "will," "should," "could," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue," or the negative of these terms or other comparable terminology. These statements are based on the Company's current expectations. The Company's actual results could differ materially from those stated or implied in such forward-looking statements. Risks and uncertainties that could cause actual results to differ materially from those stated or implied by such forward-looking statements include, among others, the following matters affecting the Company: our dependence upon a limited number of customers; customer ordering patterns; product obsolescence; our inability to market current or future products; pricing/vertical integration pressure from customers; our ability to timely and successfully implement our cost reduction and plant consolidation initiatives (including the consolidation of our Swiss Orthopaedic operations); our reliance on third party suppliers for raw materials, products and subcomponents; our inability to maintain high quality standards for our products; challenges to our intellectual property rights; product liability claims; our inability to successfully consummate and integrate acquisitions and to realize synergies; our unsuccessful expansion into new markets; our ability to realize a return on our substantial RD&E investments, including system and device products; our inability to obtain licenses to key technology; regulatory changes or consolidation in the healthcare industry; global economic factors including currency exchange rates and interest rates; the resolution of various legal actions and other risks and uncertainties described in the Company's Annual Report on Form 10-K and in other periodic filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking information in this press release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial conditions or prospects, or otherwise.

CONTACT: Betsy Cowell
         Vice President Finance and Treasurer
         214.618.4982
         ecowell@greatbatch.com